CP01:617365_2
                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934

     Filed by the registrant  x

     Filed by a party other than the registrant  o

     Check the appropriate box:
     o    Preliminary Proxy Statement
     o    Confidential, for Use of the Commission
          Only (as permitted by Rule 14a-6(e)(2))
     x    Definitive Proxy Statement
     o    Definitive Additional Materials
     o Soliciting Material Pursuant to o Rule 240.14a-11(c) or o Rule 240.14a-12


        (Name of Registrant as Specified in Its Charter)

                       Ault Incorporated


(Name of Person(s) Filing Proxy Statement, if other than the Reg istrant)

Payment of Filing Fee (Check the appropriate box):

     o    $125   per  Exchange  Act  Rules  0-11(c)(1)(ii),  14a-
          6(i)(1), or 14a-6(i)(2).

     o     $500  per  each  part to the controversy  pursuant  to
     Exchange Act          Rule 14a-6(i)(3).

     o    Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.

          (1)   Title  of  each  class  of  securities  to  which
          transaction            applies:
          (2)    Aggregate   number  of   securities   to   which
          transactions              applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

     o    Fee paid previously with preliminary materials.

     o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing party:
          (4)  Date filed:
                       AULT INCORPORATED
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     For September 29, 1997 Annual Meeting of Shareholders


     The  undersigned hereby appoints Frederick M. Green,  Edward
C. Lund and Matthew A. Sutton, or any of them, as proxies with full power of substitution to vote all shares of stock of Ault Incorporated of record in the name of the undersigned at the close of business on August 15, 1997 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on September 29, 1997, or at any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:

     o     FOR  all  nominees  listed  below       o     WITHHOLD
AUTHORITY
          (except  as marked to the contrary).           to  vote
for all nominees listed below

(INSTRUCTIONS: To  withhold authority to vote for any  individual nominee, strike a line through the nominee's name in the list below.)

            James M. Duddleston, Frederick M. Green,
     Delbert W. Johnson, John G. Kassakian, Edward C. Lund
            Eric G. Mitchell, Jr., Matthew A. Sutton

2.   PROPOSAL  TO  RATIFY  AND APPROVE THE COMPANY'S  1996  STOCK
     PLAN.

     o    FOR            o    AGAINST        o    ABSTAIN

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE  SHARES  REPRESENTED  BY THIS PROXY  WILL  BE  VOTED  ON
PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS  MADE
AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                    Dated:                   , 1997

                    Signed:
                              (Signature)



                              (Signature)

                    Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee, guardian, etc., give full title as such; when shares have been issued in the names of two or more persons, all should sign.
                       AULT INCORPORATED




            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       September 29, 1997



To the Shareholders of Ault Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ault Incorporated will be held September 29, 1997 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402. The meeting will convene at 3:00 p.m., Minneapolis time, for the following purposes:

     1.   To  elect seven directors to hold office until the next
          Annual   Meeting   of  Shareholders  or   until   their
          successors are elected.

     2. To consider and act upon a proposal to ratify and approve the Company's 1996 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 15, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors,


                              Richard A. Primuth, Secretary

Minneapolis, Minnesota
August 27, 1997


  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
                       AULT INCORPORATED



                        PROXY STATEMENT



     This Proxy Statement is furnished to the shareholders of Ault Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on September 29, 1997, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The mailing of this Proxy Statement to shareholders of the Company commenced on or about August 27, 1997. The Company's corporate offices are located at 7300 Boone Avenue North, Minneapolis, Minnesota 55428 and its telephone number is (612) 493-1900.

     Only shareholders of record at the close of business on August 15, 1997 will be entitled to vote at the Annual Meeting. The Company has outstanding only one class of stock, no par value Common Shares (herein "Common Stock"), of which 4,089,233 shares were issued and outstanding and entitled to vote as of August 15, 1997. Each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting,

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally most be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstain. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table provides information as of August 1, 1997 concerning the beneficial ownership of the Company's Common Stock by (i) all persons who are known by the Company to own five percent or more of the Common Stock of the Company (ii) each of the directors of the Company and (iii) all directors and officers of the Company as a group. All shares represent sole voting and investment power, unless otherwise indicated.

                                   Shares
                                Beneficially        Percent
      Beneficial Owner           Owned (1)          of Class

      Investment Advisors, Inc.    275,000           6.72%
      3700 First Bank Place
      Minneapolis, MN 55440

      Wellington Management
      Co. LLP                      240,000           5.87%
      75 State Street
      Boston, MA 02109

      Frederick M. Green           122,500           2.87%
      7300 Boone Avenue North
      Minneapolis, MN 55428

      Delbert W. Johnson             6,300               *

      John G. Kassakian              9,100               *

      Edward C. Lund                 7,500               *

      Eric G. Mitchell, Jr.          6,400               *

      Matthew A. Sutton             15,500               *

      James M. Duddleston           11,500               *

      All Directors and
      Officers as                  383,788              9.0%
      a Group (10 persons)

*    Less than 1%

(1) Includes the following numbers of shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of the date hereof: Mr. Green, 52,500 shares; Mr. Johnson, 5,000 shares; Mr. Kassakian, 5,000 shares; Mr. Lund, 5,000 shares; Mr. Mitchell, 5,000 shares; Mr. Sutton, 5,000 shares; Mr. Duddleston, 1,000 shares; Mr. Harris, 42,750 shares; Mr. Choi, 25,500 shares; Mr. Montague, 24,875 shares; and all directors and officers as a group, 186,625 shares.

                   1.  ELECTION OF DIRECTORS

     Seven  directors  will be elected at the Annual  Meeting  of
Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the seven persons named below and each has consented to being named as a nominee. All of the nominees are currently directors of the Company. It is intended that proxies solicited will be voted for the nominees named below. The Company believes that each nominee named below will be able to serve; but in the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names of the nominees, their principal occupations for at least the past five years, and other information is set forth below.

                       Principal Occupation and Other        Director
Name                         Directorships                         Since

James M. Duddleston (75)     Self employed consultant  and
                             retired executive                     1988

Frederick M. Green (54)      President and Chief Executive
                             Officer of the Company;
                             Director of Communications Systems,
                             Inc.                                  1979

Delbert  W. Johnson (58)     Chairman and Chief Executive
                             Officer, Pioneer Metal
                             Finishing  Co.,  a  subsidiary  of
                             Safeguard Scientifics, Inc.
                            (fabricated  metal products);
                             Director of Safeguard  Scientifics,
                             Inc., Tennant Company, U.S. Bancorp,
                             Coherent Communication System Corp.
                             and Compucom Systems, Inc.            1983

John G. Kassakian (54)       Professor of Electrical Engineering
                             and Director Laboratory for
                             Electromagnetic and Electronic
                             Systems, Massachusetts Institut of
                             Technology; Director of Sheldahl,
                             Inc.                                  1984

Edward C. Lund (79)          Retired executive                     1974

Eric G. Mitchell, Jr. (51)   President, The Pricing Advisor, Inc.
                            (business consulting)                  1992

Matthew A. Sutton (74)       Independent Management Consultant;                         1987
                             former Consultant, Honeywell
                             Consultants, Ltd.; former Executive
                             Vice President of Defense and Marine
                             Systems and Group Vice President of
                             Aerospace/Avionics of Honerywell,
                             Inc. (computers and defense systems)  1987

     The  Board  of  Directors met six times during fiscal  1997.
Each director attended more than 75% of the meetings of the Board of Directors and any committee on which be served, except for Mr.
Johnson and Mr. Mitchell who attended 67% of such meetings

     Members of the Board who are not otherwise employed by the Company were paid an annual fee of $4,000 plus $500 for each Board meeting or Board committee meeting attended. Each non-employee member of the Board of Directors also receives at the time of election or reelection to the Board an option to purchase 1,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's common stock on the date of such election or reelection. At Ault's 1997 Annual Meeting of Shareholders, approval will be sought for the 1996 Stock Option Plan which would increase the number of options granted to directors on an annual basis from 1,000 to 2,000 shares. See "Proposal to Ratify and Approve the Company's 1996 Stock Plan." In addition to the foregoing, during fiscal 1996 Mr. Kassakian received a $600 monthly fee in exchange for certain consulting services provided to the Company,

     The Company has an Audit Committee which met once during fiscal 1997 and consists of Messrs. Johnson, Duddleston and Mitchell. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

     The Company also has a Compensation Committee which met twice during fiscal 1997 and consists of Messrs. Lund, Mitchell and Sutton. The Compensation Committee, among other responsibilities, recommends to the full Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.

     The Company does not have a nominating committee.


          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending June 1, 1997, June 2, 1996, and May 28, 1995, the direct cash compensation paid by the Company, as well as certain other compensation paid or accrued for these years, to Frederick M. Green, the Company's President and Chief Executive Officer, and to other executive officers of the Company (together with Mr. Green, the "Named Executives") whose total cash compensation exceeded $100,000 during fiscal 1997 in all capacities in which they served:

                   SUMMARY COMPENSATION TABLE

                        Annual                     Long-Term
                      Compensation               Compensation
                                                  Securities
 Name and             Fiscal                      Underlying     All Other
 Position              Year   Salary    Bonus(1)   Options(2)   Compensation

Frederick M. Green     1997  $208,354    $8,814     45,000       $3,506(3)
President and Chief    1996   196,207     7,546     20,000        3,859(3)
Executive Officer      1995   183,500     3,528     15,000        3,753(3)

Gregory L. Harris      1997  $121,765    $4,885     25,000       $1,479(4)
Vice President of      1996   115,880     4,457     10,000        1,412(4)
Sales and Marketing    1995   108,311     2,082      8,000        1,575(4)

Carlos S. Montague     1997  $105,734    $4,208     27,500       $2,962(5)
Vice President,
Chief Financial        1996   100,243     3,856     10,000        2,846(5)
Officer and            1995    93,668     1,801      8,000        2,641(5)
Assistant Secretary

Hokung Choi            1997  $107,541    $4,259     10,000       $2,795(6)
Vice President         1996   102,262     3,933     10,000        2,921(6)
Far East Operations    1995    97,091     1,867      8,000        2,313(6)

(1) Represents bonuses earned in the fiscal year shown but which were paid in the following fiscal year.
(2) Reflects the number of shares purchasable under option grants.
(3) Reflects 401(k) matching contributions of $2,066, $2,419 and $2,313 under the Company's Profit Sharing and Retirement Plan in 1997, 1996 and 1995, respectively, and the payment of $1,440, $1,440 and $1,440 for life insurance premiums in 1997, 1996 and 1995, respectively.
(4) Reflects 401(k) matching contributions of $1,338, $1,281 and $1,456 under the Company's Profit Sharing and Retirement Plan in 1997, 1996 and 1995, respectively and the payment of $141, $131 and $119 for life insurance premiums in 1997, 1996 and 1995, respectively.
(5) Reflects 401(k) matching contributions of $1,556, $1,530 and $1,433 under the Company's Profit Sharing and Retirement Plan in 1997, 1996 and 1995, respectively, and the payment of $1,406, $1,136 and $1,208 for life insurance premiums in 1997, 1996 and 1995, respectively.
(6) Reflects 401(k) matching contributions of $1,358, $1,562 and $1,484 under the Company's Profit Sharing and Retirement Plan in 1997, 1996 and 1995, respectively, and the payment of $1,437, $1,359 and $829 for life insurance premiums in 1997, 1996 and 1995, respectively.

Option Grants in Fiscal Year 1997

     The following table contains information concerning grants of stock options to the Named Executives during the fiscal year ending June 1, 1997:

                                                               Potential Realizable
                                                                       Value at Assumed
              Number of                                                 Annual Rate of
              Securities    Percent of Total                         Stock Price
              Underlying    Options Granted   Exercise              Appreciation for
              Options       to All Employees   Price    Expiration     Option Term
Name          Granted(1)    in Fiscal Year    ($Share)      Date     5%      10%

Frederick M.   20,000(1)         25%           $7.75     7-22-06
Green          25,000(2)                        6.50    12-12-06    $200,025 $504,825

Gregory L.     10,000(1)         14%            7.75     7-22-06
Harris         15,000(2)                        6.50    12-12-06    $110,250 $278,250

Carlos S.      10,000(1)         15%            7.75     7-22-06
Montague       17,500(2)                        6.50    12-12-06    $120,488 $304,088

Hokung Choi    10,000(1)          6%            7.75     7-22-06    $ 48,825 $123,225

(1) Each option becomes exercisable in equal installments over a period of four years, commencing January 23, 1997.

(2) Each option becomes exercisable in equal installments over a period of four years, commencing June 12, 1997.

Option  Exercises in Fiscal Year 1997 and Fiscal Year-End  Option
Values

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending June 1, 1997 and unexercised options held as of June 1, 1997.

                             Number of Securities    Value of Unexercised
                                    Underlying Unexercised  in the Money Options
                                    Options  at  FY-End        at  FY-End(1)
                Shares
                Acquired
                  on       Value     Exer-    Unexer-     Excer-     Unexer-
                Exercise  Realized   cisable  cisable     cisable    cisable

Frederick M.     20,000    $58,750   52,500   32,500      $426,563     $264,063
Green

Gregory    L.    15,000    $45,000   43,750   18,750      $347,344     $152,344
Harris

Carlos     S.    15,000    $45,000   24,875   20,625      $202,109     $167,578
Montague

Hokung choi      20,000    $55,000   25,500   7,500       $207,188      $60,938



(1)  Based  on closing price of $8.125 per share of the Company's
     Common Stock on June 1, 1997.

                 COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") consists of three non-employee members of the Company's Board of Directors (the "Board"): Messrs. Edward C. Lund, Eric G. Mitchell, Jr., and Matthew A. Sutton. The Committee determines compensation for the Chief Executive Officer and other executive officers, based on qualitative and quantitative measures of performance, and makes recommendations to the Board for approval. Actions by the Committee relating to awards under the Company's Stock Option Plan are, however, final in accordance with Rule 16b-3 under the Securities Exchange Act of 1934.

     Executive Officer Compensation Policy. The Committee's executive compensation policy is designed to provide compensation that is externally competitive at the various professional levels. Application of the policy utilizes retrospective quantitative criteria such as performance to objectives and strategies, as measured by results of operations and individual initiatives and achievements. The policy also encourages and recognizes strategic actions that positions the Company to better compete in its markets for enhanced operational results in the longer term. The objective of the policy is to encourage initiative and to attract and retain qualified executives. As a result of these factors, the actual change in compensation for any particular executive officer for a particular year may be higher than those of competitive sources and may not necessarily reflect operational results of the preceding year. The Company utilizes independently conducted market surveys to obtain comparative compensation data.

     Compensation Elements.  Compensation currently paid  to  the
Company's  executive  officers  principally  consists  of   three
elements:  base salary, bonus and periodic stock option awards.

     Salary. The base salary of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based on publicly available compensation surveys. Base salaries are reviewed annually. The base salaries of the Company's executive officers as a group increased in fiscal 1997 by 5.6%. By way of comparison, the Company's revenues increased by 18.5% in fiscal 1997 and the Company achieved net income of approximately $2, 365,000 versus net income of approximately $883,000 in fiscal 1996, representing an increase of 168%.

     Bonus. In fiscal years 1996 and 1997, each of the Company's Executive Officers earned a bonus equal to two weeks' compensation, along with all of the Company's U.S. employees. These bonuses were earned as a result of the Company reaching certain operational targets established at the beginning of each of these fiscal years. The bonuses earned in fiscal 1996 were paid in fiscal 1997 and the bonuses earned in fiscal 1997 were paid in fiscal 1998.

     Options/Stock Based Compensation. Stock options are awarded under stock option plans approved by the Company's shareholders. Options are granted at an exercise price that is equal to the fair market value of a common share on the date of the grant. The Committee believes that stock ownership by management derived from granting of stock options is beneficial because it aligns the interests of executives with that of shareholders. It serves to further encourage superior management performance and specifically motivates executives to remain focused on factors which enhance the market value of the Company's common stock. During fiscal 1997, the Committee granted stock options to purchase 177,500 shares of common stock to officers and key employees, including options covering 52,500 shares granted in recognition of extraordinary efforts related to the successful public offering of the Company's common stock in December, 1996. Executive officers were granted 60% of the total options granted to all officers and key employees.

     Chief Executive Officer Compensation. Frederick M. Green is evaluated by the same factors applicable to the evaluation of other Executive Officers, as described above and participates in the same executive compensation plans provided by the other senior executives. Mr. Green's base salary for fiscal 1997 increased approximately 6.2% from the prior year, virtually the same increase awarded to all Executive Officers. Also Mr. Green earned an additional two weeks salary under the special bonus plan described above which was applicable to all employees of the Company. Mr. Green also was awarded in fiscal 1997 stock options to acquire 45,000 shares, including options covering 20,000 shares granted in recognition of extraordinary efforts related to the successful public offering of the Company's common stock in December, 1996. The Committee regards Mr. Green's cash compensation and stock option awards in fiscal 1997 as reasonable in relation to published information on compensation of executives with similar responsibilities, as well as when measured against the 18.5% increase in revenues and the 168% increase in net income in fiscal 1997.

 Submitted by the Compensation Committee of the Company's Board of Directors:

 Edward C. Lund      Eric G. Mitchell, Jr.         Matthew A. Sutton

                    STOCK PERFORMANCE GRAPH

     The table below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Electronic Components, N.E.C. (SIC Code 3679, which includes 67 companies). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on May 29, 1992 and assuming reinvestment of all dividends.


                          FISCAL YEARS ENDING

                   May 31,   May 30,  May 29,  May 28,  June 2,  June 1,
                    1992      1993     1994     1995     1996     1997

Ault               $100.00   $54.89   $47.05   $74.50   $443.07  $254.86
Incorporated

Electronic         $100.00  $180.32  $211.15  $360.92   $472.80  $746.50
Components
Index

NASDAQ             $100.00  $120.29  $126.64  $150.64   $218.96  $246.49
Market Index
(U.S.)

              2.  PROPOSAL TO RATIFY AND APPROVE
                 THE COMPANY'S 1996 STOCK PLAN

General Information

     On December 12, 1996, the Company's Board of Directors adopted the Ault Incorporated 1996 Stock Plan (the "1996 Plan"), subject to ratification and approval by the Company's shareholders. The 1996 Plan is a successor to the Company's 1986 Stock Option Plan (the "1986 Plan") which expired in November, 1996. Consistent with the purposes of the 1986 Plan, the purpose of the 1996 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1996 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock.

     The 1996 Plan provides for a total share authorization of 500,000 shares in order to provide an adequate reserve for the grant of options to key employees in the future and to provide for ongoing automatic grants of stock options to non-employee directors. The 1986 Plan was originally adopted with an authorization of 200,000 shares which was increased pursuant to several amendments approved by the shareholders to authorize options to acquire a total of 600,000 shares. As of August 1, 1997 a total of 238,800 shares have been purchased through the exercise of options under the 1986 Plan; in addition, options to purchase 361,200 shares were outstanding under the 1986 Plan. Accordingly, substantially all of the shares authorized for issuance under the 1986 Plan have been issued or are reserved for issuance.

     When the Board of Directors approved the 1996 Plan, it considered a variety of factors, including the increase in the size and scope of the Company's operations during the last several years; the importance of attracting and retaining technical and management employees in an increasingly competitive market; and, the importance of attracting and retaining qualified non-employee directors.

     The principal features of the 1996 Plan are summarized below. The text of the Plan follows this Proxy Statement.

Shares Available Under 1996 Plan

     The maximum number of common shares reserved and available under the 1996 Plan for awards is 500,000 (subject to possible adjustment in the event of stock splits or other similar changes in outstanding common shares). Common shares covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1996 Plan.

Eligibility and Administration

     Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1996 Plan. The 1996 Plan will be administered by the Board or, in its discretion, by a committee of not less than two non-employee directors who are "outside directors" as defined in the 1996 Plan (the "Committee") appointed by the Board of Directors. The term "Board" as used in this section refers to the Board of Directors or if the Board has delegated its authority, the Committee. The Board will have the power to make awards (other than awards to non-employee directors), determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1996 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1996 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1996 Plan.

Awards Under 1996 Plan

     Stock Options.

     The Board may grant stock options that either qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended ("Code") or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1996 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or Company common stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

     Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement  or  for a period of twelve months from  the  date  of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

     No incentive stock options shall be granted under the 1996 Plan after December 11, 2006. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1996 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

     Pursuant to a limitation in the 1996 Plan, no eligible person may be granted any stock options for more than 100,000 shares of common stock in the aggregate during any fiscal year. This limitation is included pursuant to Section 162(m) of the Internal Revenue Code, which provides a $1 million limitation on the compensation of certain executive officers that is deductible by the Company for federal income tax purposes. The limitation on stock options granted to an individual during any fiscal year is intended to preserve the Company's federal tax deduction for compensation expense related to stock options that may be granted to executive officers under the 1996 Plan.

     The 1996 Plan provides for the automatic granting of options to non-employee directors. Such options are granted to each person who (i) is not an employee of the Company, any parent corporation or subsidiary and (ii) is elected or re-elected as a director by vote of the Board or the shareholders subsequent to
December 31, 1996. Each such person automatically receives, as of the date of each such election or re-election, a non-qualified option to purchase 2,000 shares of common stock with an option price equal to the fair market value of the Company's common stock on the date the option is granted. The options have ten-year terms and are exercisable beginning six months after the date of option grant. These options will not expire upon termination of service as a director. Non-employee directors are also eligible to receive additional grants of non-qualified stock options under the 1996 Plan.

     The automatic grant program under the 1996 Plan replaces a similar formula grant program under the 1986 Plan, with each option granted under the 1986 Plan covering 1,000 shares.

     Stock Appreciation Rights.

     The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

     Restricted Stock.

     The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1996 Plan.

     If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

     Deferred Stock.

     The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

     Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

Federal Income Tax Consequences

     Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "Applicable Holding Periods"), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net capital gains are taxed at a maximum federal rate of 28% while compensation income may be taxed at higher federal rates.

     An optionee generally will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

     SARs. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding deduction.

     Restricted   Stock  and  Deferred  Stock.   The   grant   of
restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

     Withholding. The 1996 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1996 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

Registration with SEC

     The   Company  intends  to  file  a  Registration  Statement
covering the issuance of shares issuable under the Stock Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, amended.

Additional Information

     A  copy of the 1996 Plan can be obtained by writing to: Vice
President  and  Chief Financial Officer Ault  Incorporated,  7300
Boone Avenue North, Minneapolis, Minnesota 55428.

Shareholder Approval

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting at the meeting in person or by proxy is required for ratification and approval of the Company's 1996 Stock Plan.

     THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
AND APPROVAL OF THE 1996 STOCK PLAN.

                     THE COMPANY'S AUDITORS

     McGladrey & Pullen, LLP, independent public accountants, have served as the auditors of the Company since 1974. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                     SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not property omitted by company action in accordance with the proxy rules. The Ault Incorporated 1998 Annual Meeting of Shareholders is expected to be held on or about September 30, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about August 25, 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before May 30, 1998.

                            GENERAL

Compliance with Section 16(a) of the Securities Exchange  Act  of
1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's insiders complied with all Section 16(a) finding requirements applicable to them during the fiscal year ended June 1, 1997.

Other Matters

     Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended June 1, 1997. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice President and Chief Financial Officer,Ault Incorporated, 7300 Boone Avenue North, Minneapolis, Minnesota 55428.

                              By Order of the Board of Directors,



                              Richard A. Primuth, Secretary
THE  FOLLOWING TEXT OF THE AULT INCORPORATED 1996 STOCK  PLAN  IS
FURNISHED  SUPPLEMENTLY  AS  PART  OF  THIS  FILING  PURSUANT  TO
REGULATION 14A:

                       AULT INCORPORATED.
                        1996 STOCK PLAN


     SECTION 1.  General Purpose of Plan; Definitions.

     The name of this plan is the Ault Incorporated 1996 Stock Plan (the "Plan"). The purpose of the Plan is to enable Ault Incorporated (the "Company") to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a. "Board" means the Board of Directors of the Company as it may be comprised from time to time.

     b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

     c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

     e. "Consultant" means any person, including an advisor, engaged by the Company, a Parent corporation or a Subsidiary of the Company to render services and who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.

     f. "Company" means Ault Incorporated, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

     g.    "Deferred  Stock"  means an  award  made  pursuant  to
Section 8 below of the right to receive stock at the end of a specified deferral period.

     h. "Disability" means permanent and total disability as determined by the Committee.

     i. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

     j. "Fair Market Value" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one of more national securities exchanges, or is traded on the NASDAQ Stock Market, the last reported sales price on the principal such exchange or the NASDAQ Stock Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the NASDAQ Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the NASDAQ Stock Market, but is traded in the over-the-counter market, including the NASDAQ Small Cap Market, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     l. "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities
Exchange Act of 1934.

     m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

     n.     "Normal  Retirement"  means  retirement  from  active
employment  with  the  Company  and  any  Subsidiary  or   Parent
Corporation of the Company on or after age 65.

     o. "Outside Director" means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for good or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

     p. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     q. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

     r.     "Retirement"   means  Normal  Retirement   or   Early
Retirement.

     s. "Stock" means the Common Shares, no par value, of the Company.

     t. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

     u. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

     v. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     SECTION 2.  Administration.

     The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors of the Company consisting of at least two Directors, all of whom shall be Outside Directors and Non-Employee Directors, who shall serve at the pleasure of the Board. If the Board has established a Compensation Committee, the Compensation Committee shall serve as the Committee for purposes of this Plan.

     The Committee shall have the power and authority to grant to eligible employees or Consultants, pursuant to the terms  of  the
Plan:   (i) Stock Options, (ii) Stock Appreciation Rights,  (iii)
Restricted Stock, or (iv) Deferred Stock awards.

     In particular, the Committee shall have the authority:

          (i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards may from time to time be granted hereunder;

          (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

          (iii) to determine the number of shares to be covered by each such award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board) for purposes of establishing performance criteria used with Restricted Stock and Deferred Stock awards; provided, however, that in the event of a merger or asset sale, the applicable provisions of Sections 5(c) and 7(c) of the Plan shall govern the acceleration of the vesting of any Stock Option or awards;

          (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the
Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i),
(ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

     All   decisions  made  by  the  Committee  pursuant  to  the
provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     SECTION 3.  Stock Subject to Plan.

     The  total  number of shares of Stock reserved and available
for  distribution under the Plan shall be 500,000.   Such  shares
may consist, in whole or in part, of authorized and unissued shares.

     Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock
Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

     SECTION 4.  Eligibility.

     Officers, other key employees of the Company and Subsidiaries, members of the Board of Directors, and Consultants who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

     Notwithstanding the foregoing, no person shall receive grants of Stock Options and Stock Appreciation Rights under this Plan which exceed 100,000 shares during any fiscal year of the Company.

     SECTION 5.  Stock Options.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The  Stock  Options granted under the Plan  may  be  of  two types:  (i) Incentive Stock Options and (ii) Non-Qualified  Stock
Options.   No Incentive Stock Options shall be granted under  the
Plan after December 11, 2006.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under
Section  422  of  the  Code.  The preceding  sentence  shall  not
preclude   any  modification  or  amendment  to  an   outstanding
Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of Fair Market Value on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

     (b)   Option Term.  The term of each Stock Option  shall  be
fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

     (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant, subject to the restrictions stated in Section 5(b) above. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company; provided, however, that in the event of a merger or sale of assets, the provisions of this
Section 5(c) shall govern vesting acceleration. Notwithstanding the foregoing, unless the Stock Option provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Committee, but not to exceed sixty (60) days, prior to the occurrence of any of the following events:
(i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

     The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which in the case of Stock acquired upon exercise of an option have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

     (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, any Incentive Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of death, if any Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

     (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Incentive Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after twelve months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if any Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement and the terms of the Stock Option so provide, any Incentive Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after twelve months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if any Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
     (i) Other Termination. If an optionee's continuous status as an employee or Consultant terminates (other than upon the optionee's death , Disability or Retirement), any Incentive Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason other than death, Disability or Retirement and if pursuant to its terms any Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option. In the event an Optionee's employment with the Company is terminated for Cause, all unexercised Options granted to such Optionee shall immediately terminate.

     (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     (k) Directors Who Are Not Employees. Each person who (i) is not an employee of the Company, any Parent Corporation or any Subsidiary and (ii) is elected or re-elected as a Director by the Board or the shareholders subsequent to December 31, 1996, shall automatically be granted an Option to purchase 2,000 shares of
Stock as of the date of such election or re-election, at an option price per share equal to 100% of the Fair Market Value of a share of Stock on the date of such election or re-election. All such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that
(1) the term of each such Option shall be equal to ten years, which term shall not expire upon the termination of service as a Director and (2) each Option shall become exercisable in whole or in part beginning six (6) months after the date the Option is granted. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted pursuant to this Section 5(k).

     SECTION 6.  Stock Appreciation Rights.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (iii)       Stock   Appreciation   Rights   shall    be
     transferable only when and to the extent that the underlying
     Stock Option would be transferable under Section 5 of the Plan.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Sections 3 and 4 of the Plan on the total number of shares of Stock to be issued under the Plan and the maximum number of shares to be awarded to any one person in a fiscal year, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

     SECTION 7.  Restricted Stock.

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ault Incorporated 1996 Stock Plan and an Agreement entered into between the registered owner and Ault Incorporated. Copies of such Plan and Agreement are on file in the offices of Ault Incorporated."

          (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c)   Restrictions and Conditions.  The shares of Restricted
Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

          (ii)  Except  as provided in paragraph (c)(i)  of  this
     Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

          (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

          (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

          (v) Notwithstanding the foregoing, all restrictions with respect to any participant's shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty (60) days prior to, the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

     SECTION 8.  Deferred Stock Awards.

     (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this
Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b)  Terms and Conditions.

          (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

          (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be
     reinvested   in  additional  Deferred  Stock  or   otherwise
     reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

          (iii) Subject to the provisions of the award agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

          (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

          (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

     SECTION 9.  Transfer, Leave of Absence, etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a)   a transfer of an employee from the Company to a Parent
Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

     (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

     (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

     SECTION 10.  Amendments and Termination.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

     SECTION 11.  Unfunded Status of Plan.

     The  Plan  is intended to constitute an "unfunded" plan  for
incentive  and  deferred  compensation.   With  respect  to   any
payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     SECTION 12.  General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

     (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

     (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     (g) The Plan is expressly made subject to the approval by shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The
Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.